Exhibit 10(w)(w)

                         FIRM STORAGE SERVICE AGREEMENT


        THIS AGREEMENT, made and entered into as of this 19th day of March, 1997, by and between VIRGINIA GAS STORAGE COMPANY, a Virginia corporation, hereinafter referred to as "VGSC," and Roanoke Gas Company, a Virginia corporation, hereinafter referred to as "RGC".

                                   WITNESSETH

        WHEREAS, VGSC has undertaken to provide a firm storage service under the Utility Facilities Act of Virginia, in accordance with its Gas Tariff filed with the State Corporation Commission of Virginia ("SCC"), and under part 284 of the Regulations of the Federal Energy Regulatory Commission ("FERC"); and

        WHEREAS, RGC has requested storage service on a firm basis pursuant to Rate Schedule FSS in compliance with Section 3 of VGSC's SCC Gas Tariff; and

        WHEREAS, RGC agrees to arrange for transportation of quantities of gas in order to deliver and receive gas to and from storage.

        NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE I

                               QUANTITY OF SERVICE

        1.1 Subject to the terms and provisions of this Agreement and the SCC Gas Tariff applicable thereto, RGC has the right to maintain an aggregate storage quantity of up to 180,000 dth (the "Maximum Storage Quantity," or "MSQ"). VGSC's obligation to accept gas at the Delivery Points specified on Exhibit A hereto for injection into storage on any day is limited to the Maximum Daily Injection Quantity ("MDIQ") specified on Exhibit A hereto. VGSC, at its sole discretion, may allow injections at rates above the MDIQ on a best efforts, interruptible basis if such injections can be made without adverse effect upon injections of other Customers or to VGSC's operations.

        1.2 VGSC shall redeliver a thermally equivalent quantity of gas to RGC at the Delivery Points described on Exhibit A hereto. VGSC's obligation to withdraw gas from storage on any day is limited to the available Maximum Daily Withdrawal Quantity ("MDWQ") specified on Exhibit A hereto. VGSC, at its sole discretion, may allow withdrawals at rates higher than the MDWQ on a best efforts, interruptible basis if such withdrawals can be made without adverse effect upon withdrawals of other Customers or to VGSC's operations and such gas is available from RGC's

Storage Gas Balance. RGC may withdraw during the Withdrawal Period any quantity up to the MDWQ.

                                   ARTICLE II

                              CONDITIONS OF SERVICE

        2.1 RGC shall pay VGSC $0.05 per each dth injected and $0.05 per each dth withdrawn. Subject to the provisions of Section 2.3, RGC will pay VGSC an annual storage charge ("Annual Storage Charge") which shall be the product of $1.50 multiplied by the Maximum Storage Quantity, which fee shall be payable in twelve (12) equal monthly installments.

        2.2 VGSC shall reimburse RGC for any injected gas that cannot be withdrawn for delivery to RGC at Inside FERC index for deliveries into Tennessee Gas, Zone 1, plus interruptible transportation on Tennessee Gas and East Tennessee. Any gas not withdrawn at RGC's option shall be carried over to the following year's storage balance.

        2.3 On May 1, 1997 and each May 1 thereafter, VGSC shall pro-rate the Annual Storage Charge for the year retroactively and prospectively to reflect any deficiencies in performance in the prior Withdrawal Period as follows:

Adjusted Annual       Actual MSQ            Actual MDWQ
Storage Charge    =   Contract MSQ    X     Contract MDWQ    X   $1.50   X   180,000

RGC's election to use the storage service at levels below the MSQ and MDWQ shall not be considered deficiencies in performance.

        2.4 RGC shall insure that the gas delivered to VGSC at the Delivery Points for injection meets the minimum quality specifications of East Tennessee Natural Gas Company's FERC Tariff. VGSC shall insure that gas delivered to RGC at the Delivery Points meets the minimum quality specifications of East Tennessee Natural Gas Company's FERC Tariff.

        2.5 The measurement of quantities for billing purposes, in MMBtu, delivered to or received from VGSC shall be performed by East Tennessee Natural Gas Company.

                                   ARTICLE III

                                     NOTICES

        3.1 Notices hereunder shall be given to the respective party at the applicable address, telephone number or facsimile machine number stated below, or such other addresses, telephone numbers or facsimile numbers as the parties shall respectively hereafter designate in writing from time to time:

               Virginia Gas Pipeline Company
               P.O. Box 2407
               200 East Main Street
               Abingdon, Virginia  24210
               Attention:  Michael L. Edwards
               Telephone Number:  (540) 676-2380, extension 17
               Facsimile Machine Number:  (540) 676-2494

               Roanoke Gas Company
               519 Kimball Avenue, N.E.
               Roanoke, VA  24030
               Attention:  Mike Gagnet
               Telephone Number:  (540) 983-3800
               Facsimile Machine Number:  (540) 983-3957

                                   ARTICLE IV

                               BILLING AND PAYMENT

        4.1 On or before the fifteenth (15th) day of each calendar month, VGSC shall submit to RGC an invoice for services performed during the preceding month.

        4.2 RGC shall pay the amounts invoiced by the twenty-fifth (25th) day of each month in which said invoice is received by RGC or within ten (10) days of RGC's receipt of VGSC's invoice.

        4.3 Should RGC fail to pay all of the amount of any invoice as herein provided when such amount is due, RGC shall pay a charge for late payment which shall be included by VGSC on the next regular monthly invoice rendered hereunder. Such charge for late payment shall accrue interest at an annual rate equivalent to the then current Chase Manhattan Bank prime interest rate plus two percent (2%), but not to exceed the maximum rate permitted by law. If such failure to pay continues for thirty (30) days after payment is due, VGSC, in addition to any other remedy it may have, may suspend futher injections and/or withdrawals of gas for RGC's account until such amount is paid; provided, however, that if RGC, in good faith, disputes the amount of any such invoice or part thereof and pays to VGSC such amounts as RGC concedes to be correct, and, at any time thereafter within thirty (30) days of a demand made by VGSC, furnishes a good and sufficient surety bond in an amount and with sureties satisfactory to VGSC conditioned upon the payment of any amounts ultimately found due upon such invoices after a final determination, which may be reached either by agreement or judgment of the courts, as the case may be, then VGSC shall not be entitled to suspend further injections and/or withdrawals of gas unless and until default be made in the conditions on such bond or there is a subsequent default under the conditions of this agreement.

        4.4 In the event any overcharge or undercharge in any form whatsoever shall be found within twenty four (24) months from the date a billing discrepancy occurs, the appropriate party shall refund the amount of overcharge or pay the amount of undercharge within thirty (30) days after the final determination of the amount overcharged or undercharged has been made. Any overcharge or undercharge found after such twenty four (24) months shall be deemed waived by both parties.

        4.5 Both parties hereto shall have the right, at any and all reasonable times, to examine the books and records of the other party to the extent necessary to verify the accuracy of any statement, charge, computation or demand made under or pursuant to this Agreement.

        4.6 It is expressly understood that VGSC retains a landlord's lien against the personal property of RGC's stored hereunder for the recovery of any and all amounts which may become due and payable under this agreement.

                                    ARTICLE V

                                      TERM

        5.1 Subject to the provisions hereof, this Agreement shall become effective as of the date first written above and shall be in full force and effect for a primary term through April 30, 2007 (the "Termination Date") and shall continue and remain in force and effect for successive terms of one (1) year each hereafter unless and until canceled by either party giving 180 days written notice to the other party prior to the end of the primary term and any yearly extension thereof.

                                   ARTICLE VI

                                    INDEMNITY

        6.1 RGC shall be deemed to have the exclusive control and possession of the Gas until delivered to VGSC at the Delivery Points and after the Gas is redelivered to RGC at the Delivery Points pursuant to Sections 1.1 and 1.2 hereof. VGSC shall be deemed to have the exclusive control and possession of the Gas after it has been delivered to VGSC at the Delivery Points, until such time as the Gas is redelivered to RGC at the Delivery Points pursuant to Sections 1.1 and 1.2 hereof.

        6.2 The party in control of the Gas will defend, indemnify and hold the other harmless from and against any and all claims, causes of action or judgments (including attorney's fees and expenses) in any way arising with respect to the Gas while in that party's control, and the other shall not be liable for any part thereof.

                                   ARTICLE VII

                                  FORCE MAJEURE

        7.1 Subject to the provisions of this Article VII, no party shall be liable to the other party for the failure to perform in conformity with this Agreement to the extent such failure results from an event of Force Majeure which is beyond the reasonable control of the party affected thereby, which wholly or partially prevents the supply, transportation, sale, delivery, injection, storage, withdrawal or redelivery of Gas.

        7.2 Events of Force Majeure shall include, by way of illustration, but not limitation those enumerated in Section 16.2, Original Sheets No. 58 and No. 59 of the Terms and Conditions of VGSC's SCC Gas Tariff.

        7.3 Immediately upon becoming aware of the occurrence of an event of Force Majeure, the party affected shall give notice thereof to the other party, describing such event and stating the specific obligations, the performance of which are, or are expected to be, delayed or prevented, and (either in the original or in supplemental notices) stating the estimated period during which performance may be suspended or reduced, including, to the extent known or ascertainable, the estimated extent of such reduction of performance. Such notice of an event of Force Majeure is to be first given by telephone communication, and then shall be confirmed in writing within five (5) days, giving particulars available to the reporting party, and being supplemented if necessary within twenty (20) days to give full particulars. Not withstanding any other provision in this Agreement, the parties mutually agree that should some cause or event, beyond the control of VGSC, make it appear to VGSC that a storage area is losing pressure and may no longer be viable for storage, it may immediately notify RGC (by fax, phone or other means) and RGC shall immediately start accepting the stored gas in order to drain the storage area and cut down on the potential loss to VGSC, or VGSC may otherwise dispose of such gas and pay RGC for the value thereof plus the value of any gas otherwise lost. Thereafter this Agreement shall be considered of no further force and effect unless VGSC can reasonably revitalize and stabilize such storage area to hold gas pressure in which event VGSC shall give the thirty (30) day notice as provided in Section
3.1 and the Agreement shall thereafter continue in full force and effect.

        7.4 The party relying upon an event of Force Majeure shall act prudently and use all reasonable efforts to eliminate the effects of Force Majeure as soon as reasonably practicable, provided that the settlement of strikes and lockouts shall be entirely within the discretion of the party affected.

        7.5 No suspension or reduction of performance by reason of an event of Force Majeure shall invalidate this Agreement, and upon removal of the Force Majeure, performance shall resume in this Agreement as soon as practicable.

                                  ARTICLE VIII

                             OPERATIONAL FLOW ORDERS

        8.1 RGC may be subject to certain operational flow orders ("OFO's") issued by VGSC: (a) to alleviate conditions that threaten the integrity of VGSC's system; (b) to maintain pressures necessary for VGSC's operations; (c) to alleviate operational problems arising from overdeliveries or underdeliveries by RGC in violation of this Agreement; and (d) to prevent damage to a storage field.

        8.2 Upon the issuance of an OFO, RGC must take the actions set forth in the OFO, which may include, but are not limited to, reducing its withdrawals from storage.

                                   ARTICLE IX

                             SUCCESSORS AND ASSIGNS

        9.1 This Agreement shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the parties hereto. Either party may freely assign this Agreement to a company with which it is affiliated or which it controls, is controlled by, or is under common control with, or any party succeeding to substantially all the interests of RGC or VGSC. All other assignments shall be subject to the prior written consent of the party not assigning, such approval not to be unreasonably withheld. Either party hereto shall have the right to pledge or mortgage its respective rights hereunder for security of its indebtedness without the prior written consent of the other party.

                                    ARTICLE X

                                  MISCELLANEOUS

        10.1 This Agreement constitutes the entire Agreement between the parties and no waiver by VGSC or RGC of any default of either party under this Agreement shall operate as a waiver of any subsequent default whether of a like or different character.

        10.2 The laws of the Commonwealth of Virginia shall govern the validity, construction, interpretation, and effect of this Agreement.

        10.3 No modification of or supplement to the terms and provisions hereof shall be or become effective except by execution of a supplementary written agreement between the parties.

        10.4 Exhibit A attached to this Agreement constitutes a part of this Agreement and is incorporated herein.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above by the parties' duly authorized officers.

Attest:               ROANOKE GAS COMPANY

                      By: s/John B. Williamson, III
s/Michael A. Yount
                      Its: Vice President

Attest:               VIRGINIA GAS STORAGE COMPANY

                      By:s/M.C. Edwards
s/Stacey D. Varney
                      Its: President

                                    EXHIBIT A

to that certain Gas Storage Agreement dated March 19, 1997 by and between

                               ROANOKE GAS COMPANY
                                       and
                          VIRGINIA GAS STORAGE COMPANY

Delivery Points:

        1. Saltville receipt/delivery point, Smyth County, Virginia. For injections: ETNG Meter Number 759766; for withdrawals: ETNG Meter Number 759777.
        2. Early Grove receipt/delivery point, Washington County, VA. For injections: ETNG Meter Number 759147; for withdrawals: ETNG Meter Number 759009.
        3. Dickenson #2 receipt point, Dickenson County, Virginia for withdrawals only, ETNG Meter Number 759321.

Maximum Daily Injection Quantity, in dth:

1,200 Dth

Injection Period runs from on or about April 5 of each year to on or about October 26 of each year (the "Summer Period"). Injections may be made from October 27 to April 4 of each year (the "Winter Period") on a best efforts, interruptible basis with the consent of VGSC.

Maximum Daily Withdrawal Quantity, in dth:

   857  Dth from Early Grove delivery point               ETNG Meter Number 759009

1,143   Dth from Early Grove, Saltville or Dickenson #2 delivery point
                                                          ETNG Meter Number 759009
                                                          ETNG Meter Number 759777
                                                          ETNG Meter Number 759321

Withdrawal Period runs from November 15 through April 15 of each year. Withdrawals may be made from November 1 to November 15, and from April16 through April 30 of each year on a best efforts, interruptible basis.


                                                              s/M.C. Edwards
                                                              3/19/97